As filed with the Securities and Exchange Commission on July 3, 1997
                                     Securities Act File No. 33-16758

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934



                      The First Iberian Fund, Inc.
             (Exact Name of Registrant as Specified in its Charter)
 (to be renamed the Scudder Spain and Portugal Fund, Inc. pending shareholder approval on July 23, 1997)


       Maryland                                         33241764
(State of Incorporation)                  (I.R.S. Employer Identification No.)


    345 Park Avenue
    New York, New York                                   10154
    ------------------                                 ----------
    (Address of Principal                              (Zip Code)
          Executive Offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on
Title of each class                         which each class is to be
to be so registered                                registered

-------------------                          -------------------------
Common Stock, par
value $0.01 per share                       New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.           Description of Registrant's Securities To Be Registered

                  For information concerning the Registrant's securities, see the section entitled "Common Stock" in the Registrant's prospectus as filed April 19, 1988 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, and incorporated herein by reference (File Nos. 33-16758 and 811-5304).

Item 2.           Exhibits

                  All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.


                                              SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                The First Iberian Fund, Inc.





Dated:  July 2, 1997                      By:   /s/ Thomas F. McDonough
                                                Thomas F. McDonough
                                                Vice President and Secretary